As filed with the Securities and Exchange Commission on July 1, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
COMPASS PATHWAYS PLC
(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
33 Broadwick Street
London W1F 0DQ
United Kingdom
+1 (646) 905-3974
(Address of Principal Executive Offices)
COMPASS Pathways plc 2020 Share Option and Incentive Plan
COMPASS Pathways plc 2020 Employee Share Purchase Plan
(Full Title of the Plans)

Matthew Owens
COMPASS Pathways plc
180 Varick Street
New York, New York 10014
Tel: +1 (646) 905-3974
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Mitchell S. Bloom Benjamin K. Marsh Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Sophie C. McGrath Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 (0) 20 7447 420
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement has been filed by COMPASS Pathways plc to register 1,680,795 additional ordinary shares, nominal value £0.008 per share (“Shares”) available for issuance under the COMPASS Pathways plc 2020 Share Option and Incentive Plan and 420,199 additional Shares available for issuance under the COMPASS Pathways plc 2020 Employee Share Purchase Plan. This Registration Statement relates to securities of the same class as those that were previously registered by the registrant on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 9, 2020 (File No. 333-249043) (the “2020 Registration Statement”).
Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2020 Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.     Exhibits.
Refer to the Exhibit Index for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.
EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Articles of Association of COMPASS Pathways plc (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form F-1/A (File No. 333-248484)).
4.2	Form of Deposit Agreement (incorporated by reference to Exhibit (a) to the Registrant's Registration Statement on Form F-6 (File No. 333-248514)).
4.3	Form of American Depositary Receipt (included in Exhibit 4.1) (incorporated by reference to Exhibit (a) to the Registrant's Registration Statement on Form F-6 (File No. 333-248514)).
5.1*	Opinion of Goodwin Procter (UK) LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	2020 Share Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 99.2 of the Registrant’s Registration Statement on Form S-8 (File No. 333-249403)).
99.2	2020 Employee Share Purchase Plan (Incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form F-1/A (File No. 333-248484)).
107*	Fee Filing Table
__________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 1st day of July, 2022.

COMPASS PATHWAYS PLC

By:	/s/ Michael Falvey
Michael Falvey
Chief Financial Officer
POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of George Goldsmith and Michael Falvey as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ George Goldsmith	Chief Executive Officer and Chair of the Board of Director (Principal Executive Officer)	July 1, 2022
George Goldsmith

/s/ Michael Falvey	Chief Financial Officer (Principal Financial and Accounting Officer), Authorized Representative in the United States	July 1, 2022
Michael Falvey

/s/ Ekaterina Malievskaia	Chief Innovation Officer and Director	July 1, 2022
Ekaterina Malievskaia, M.D.

/s/ David York Norton	Lead Director	July 1, 2022
David York Norton

/s/ Annalisa Jenkins	Director	July 1, 2022
Annalisa Jenkins, MBBS

/s/ Thomas Lönngren	Director	July 1, 2022
Thomas Lönngren

/s/ Robert McQuade	Director	July 1, 2022
Robert McQuade

/s/ Linda McGoldrick	Director	July 1, 2022
Linda McGoldrick

/s/ Wayne Riley	Director	July 1, 2022
Wayne Riley, M.D., MPH, MBA